SECURITY AGREEMENT

         SECURITY AGREEMENT, dated as of January 28, 1999, by and among MORGAN DRIVE AWAY, INC., an Indiana corporation ("Morgan"), TDI, INC., an Indiana corporation ("TDI"), MORGAN FINANCE, INC., an Indiana corporation ("Finance" and, collectively with Morgan and TDI, the "Borrowers" and, each individually, a "Borrower"), THE MORGAN GROUP, INC., a Delaware corporation ("Group"), MDA CORP., an Oregon corporation ("MDA"), TRANSPORT SERVICES UNLIMITED, INC., an Indiana corporation ("Transport" and, collectively with Group and MDA, the "Guarantors" and, each individually, a "Guarantor"), and BANKBOSTON, N.A., a national banking association, as agent (hereinafter, in such capacity, the "Agent") for itself and other banking institutions (hereinafter, collectively, the "Banks") which are or may become parties to a Revolving Credit and Term Loan Agreement dated as of January 28, 1999 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrowers, Group, the Banks and the Agent. The Borrowers and the Guarantors shall be collectively referred to herein as the "Companies" and, each individually, a "Company".

         WHEREAS, pursuant to the Credit Agreement, the Banks, subject to the terms and conditions contained therein, have agreed to provide certain financial accommodations to the Borrowers; and

         WHEREAS, the Guarantors expect to receive substantial direct and indirect benefits from the making of Loans and other extensions of credit to the Borrowers by the Banks pursuant to the Credit Agreement (which benefits are hereby acknowledged); and

         WHEREAS, the Guarantors have executed and delivered to the Agent for the benefit of the Banks and the Agent, a Guaranty dated as of the date hereof (as amended and in effect from time to time, the "Guaranty"), pursuant to which the Guarantors guaranty to the Agent and the Banks the payment and performance of the Borrowers' obligations to the Banks and the Agent under or in respect of the Credit Agreement; and

         WHEREAS, it is a condition precedent to the Banks' making any loans or otherwise extending credit to the Borrowers under the Credit Agreement that the Companies execute and deliver to the Agent, for the benefit of the Banks and the Agent, a security agreement in substantially the form hereof; and

         WHEREAS, each of the Companies wishes to grant security interests in favor of the Agent, for the benefit of the Banks and the Agent, as herein provided;

         NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


         1. Definitions. All capitalized terms used herein without definitions shall have the respective meanings provided therefor in the Credit Agreement. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts and used herein shall have the same definitions herein as specified therein.



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2.  Grant of Security Interest.

         2.1. Collateral Granted. Each Company hereby grants to the Agent, for the benefit of the Banks and the Agent, to secure the payment and performance in full of all of the Obligations, a security interest in and so pledges and assigns to the Agent, for the benefit of the Banks and the Agent, the following properties, assets and rights of such Company, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"):

                           All personal  and fixture  property of every kind and
                  nature including without limitation all furniture, fixtures, equipment, raw materials, inventory, other goods, accounts, contract rights, rights to the payment of money, insurance refund claims and all other insurance claims and proceeds, tort claims, chattel paper, documents, instruments, securities and other investment property, deposit accounts, rights to proceeds of letters of credit and all general intangibles including, without limitation, all tax refund claims, license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists, goodwill, and all licenses, permits, agreements of any kind or nature pursuant to which such Company possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of such Company, and all recorded data of any kind or nature, regardless of the medium of recording including, without limitation, all software, writings, plans, specifications and schematics.

         2.2.  Delivery of  Instruments,  etc.

                           (a) Pursuant to the terms hereof, each of the Companies has endorsed, assigned and delivered to the Agent all negotiable or non-negotiable instruments, certificated securities and chattel paper pledged by it hereunder, together with instruments of transfer or assignment duly executed in blank as the Agent may have specified. In the event that any Company shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments, certificated securities or chattel paper to be pledged by it hereunder, such Company shall forthwith endorse, assign and deliver the same to the Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Agent may from time to time specify.

                           (b) To the extent that any securities now or hereafter acquired by any Company are uncertificated and are issued to such Company or its nominee directly by the issuer thereof, such Company shall cause the issuer to note on its books the security interest of the Agent in such securities and shall cause the issuer, pursuant to an agreement in form and substance satisfactory to the Agent, to agree to comply with instructions from the Agent as to such securities, without further consent of such Company or such nominee. To the extent that any securities, whether certificated or


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                  uncertificated,  or other investment property now or hereafter acquired by any Company is held by such Company or its nominee through a securities intermediary or commodity intermediary, such Company shall, at the request of the Agent, cause such securities intermediary or (as the case may be) commodity intermediary, pursuant to an agreement in form and substance satisfactory to the Agent, to agree to comply with entitlement orders or other instructions from the Agent to such securities
                  intermediary  as  to  such  securities  or  other   investment
                  property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Agent to such commodity intermediary, without further consent of such Company or such nominee.

                           (c) To the extent that any  Company is a  beneficiary
                  under any written letter of credit now or hereafter issued in favor of such Company, such Company shall deliver such letter of credit to the Agent. The Agent shall from time to time, at the request and expense of such Company, make such
                  arrangements   with  such   Company  as  are  in  the  Agent's
                  reasonable judgment necessary and appropriate so that such Company may make any drawing to which such Company is entitled under such letter of credit, without impairment of the Agent's perfected security interest in such Company's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Agent's request, any Company shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Company as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Agent and satisfactory to the Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Agent.
                  2.3.  Stock Pledge Agreement.

                           Concurrently  herewith,  Group  and  Morgan  are each
                  executing and delivering to the Agent, for the benefit of the Banks and the Agent, a stock pledge agreement pursuant to which such Companies are pledging to the Agent, for the benefit of the Banks and the Agent, all the shares of the capital stock of such Companies' subsidiaries. Such pledge shall be governed by the terms of such stock pledge agreement and not by the terms of this Agreement.

         3. Title to Collateral, etc. The Companies are the owners of the Collateral free from any adverse lien, security interest or other encumbrance, except for the security interest created by this Agreement and other liens permitted by the Credit Agreement. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in ss.9-109(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts. None of the account debtors in respect of any accounts, chattel paper or general intangibles and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

         4. Continuous Perfection. Each Company's place of business or, if more than one, chief executive office is indicated on the Perfection Certificate delivered to the Agent herewith (the "Perfection Certificate"). None of the Companies will change the same, or the name, identity or corporate structure of such Company in any manner, without providing at least 30 days prior written notice to the Agent. The Collateral, to the extent not delivered to the Agent pursuant to ss.2.2, will be kept at those locations listed on the Perfection Certificate and no Company will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Agent.

         5. No Liens. Except for the security interest herein granted and liens permitted by the Credit Agreement, the Companies shall be the owners of the Collateral free from any lien, security interest or other encumbrance, and the Companies shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Agent or any of the Banks. None of the Companies shall pledge, mortgage or create, or suffer to exist a security interest in the Collateral in favor of any person other than the Agent, for the benefit of the Banks and the Agent, except for liens permitted by the Credit Agreement.

         6. No Transfers. None of the Companies will sell or offer to sell or otherwise transfer the Collateral or any interest therein except for (a) sales and leases of inventory and licenses of general intangibles in the ordinary course of business and (b) sales or other dispositions of obsolescent items of equipment in the ordinary course of business consistent with past practices.

         7.  Insurance.

         7.1. Maintenance of Insurance. Each of the Companies will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas and as set forth in ss.9.7 of the Credit Agreement. Such insurance shall be in such minimum amounts that such Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as may be reasonably satisfactory to the Agent. In addition, all such insurance shall be payable to the Agent as loss payee for the benefit of the Banks and the Agent.

         7.2. Insurance Proceeds. The proceeds of any casualty insurance in respect of any casualty loss of any of the Collateral shall, subject to the rights, if any, of other parties with a prior interest in the property covered thereby, (a) so long as no Default or Event of Default has occurred and is continuing and to the extent that the amount of such proceeds is less than $250,000, be disbursed to the Companies for direct application by the Companies solely to the repair or replacement of the Companies' property so damaged or destroyed and (ii) in all other circumstances, be held by the Agent as cash collateral for the Obligations. The Agent may, at its sole option, disburse from time to time all or any part of such proceeds so held as cash collateral, upon such terms and conditions as the Agent may reasonably prescribe, for direct application by the Companies solely to the repair or replacement of the Companies' property so damaged or destroyed, or the Agent may apply all or any part of such proceeds to the Obligations with the Total Commitment (if not then terminated) being reduced by the amount so applied to the Obligations.

         7.3. Notice of Cancellation, etc. All policies of insurance shall provide for at least 30 days prior written cancellation notice to the Agent. In the event of failure by any Company to provide and maintain insurance as herein provided, the Agent may, at its option, provide such insurance and charge the amount thereof to the Companies. The Companies shall furnish the Agent with certificates of insurance and policies evidencing compliance with the foregoing insurance provision.

         8. Maintenance of Collateral; Compliance with Law. The Companies will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon. The Agent, or its designee, may inspect the Collateral at any reasonable time, wherever located. The Companies will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of such Collateral or incurred in connection with this Agreement. Each of the Companies has at all times operated, and each of the Companies will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended.

         9.  Collateral Protection Expenses; Preservation of Collateral.

                  9.1. Expenses Incurred by Agent. In its discretion, the Agent may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, and if an Event of Default shall have occurred and be continuing, make repairs thereto and pay any necessary filing fees. Each of the Companies agrees to reimburse the Agent on demand for any and all expenditures so made. The Agent shall have no obligation to the Companies to make any such expenditures, nor shall the making thereof relieve any Company of any default. 9.2. Agent's Obligations and Duties.

                  Anything herein to the contrary notwithstanding, each of the Companies shall remain liable under each contract or agreement comprised in the Collateral to be observed or performed by such Company thereunder. Neither the Agent nor any Bank shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Agent or any Bank of any payment relating to any of the Collateral, nor shall the Agent or any Bank be obligated in any manner to perform any of the obligations of any Company under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Agent or any Bank in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Agent or to which the Agent or any Bank may be entitled at any time or times. The Agent's sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under ss.9-207 of the Uniform Commercial Code of the Commonwealth of Massachusetts or otherwise, shall be to deal with such Collateral in the same manner as the Agent deals with similar property for its own account.

         10. Securities and Deposits. If an Event of Default shall have occurred and be continuing, t he Agent may at any time, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations. Whether or not any Obligations are due, the Agent may demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral. Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Agent or any Bank to any Company may at any time be applied to or set off against any of the Obligations.

         11. Notification to Account Debtors and Other Obligors. If an Event of Default shall have occurred and be continuing, each of the Companies shall, at the request of the Agent, notify account debtors on accounts, chattel paper and general intangibles of such Company and obligors on instruments for which such Company is an obligee of the security interest of the Agent in any account, chattel paper, general intangible or instrument and that payment thereof is to be made directly to the Agent or to any financial institution designated by the Agent as the Agent's agent therefor, and the Agent may itself, if an Event of Default shall have occurred and be continuing, without notice to or demand upon the Companies, so notify account debtors and obligors. After the making of such a request or the giving of any such notification, the Companies shall hold any proceeds of collection of accounts, chattel paper, general intangibles and instruments received by any Company as trustee for the Agent, for the benefit of the Banks and the Agent, without commingling the same with other funds of the Companies and shall turn the same over to the Agent in the identical form received, together with any necessary endorsements or assignments. The Agent shall apply the proceeds of collection of accounts, chattel paper, general intangibles and instruments received by the Agent to the Obligations, such proceeds to be immediately entered after final payment in cash or solvent credits of the items giving rise to them.

         12. Further Assurances. Each of the Companies, at its own expense, shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Agent may require more completely to vest in and assure to the Agent and the Banks their respective rights hereunder or in any of the Collateral, including, without limitation, (a) executing, delivering and, where appropriate, filing financing statements and continuation statements under the Uniform Commercial Code, (b) obtaining governmental and other third party consents and approvals, (c) obtaining waivers from mortgagees and landlords and (d) taking all actions required by Sections 8-313 and 8-321 of the Uniform Commercial Code (1990) or Sections 8-106 and 9-115 of the Uniform Commercial Code (1994), as applicable in each relevant jurisdiction, with respect to certificated and uncertificated securities.

         13.  Power of Attorney.

                  13.1. Appointment and Powers of Agent. Each of the Companies hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of such Company or in the Agent's own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of such Company, without notice to or assent by such Company, to do the following: (a) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the Commonwealth of Massachusetts and as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do at the Companies' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Company might do, including, without limitation, (i) the filing and prosecuting of registration and transfer applications with the appropriate federal or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Companies, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Agent so elects, with a view to causing the liquidation in a commercially reasonable manner of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer  with  respect  to  such  Collateral;  and  (b) to  file  such financing statements with respect hereto, with or without such Company's signature, or a photocopy of this Agreement in substitution for a financing statement, as the Agent may deem appropriate and to execute in such Company's name such financing statements and amendments thereto and continuation statements which may require such Company's signature.

         13.2. Ratification by Company. To the extent permitted by law, each of the Companies hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.


         13.3. No Duty on Agent. The powers conferred on the Agent hereunder are solely to protect the interests of the Agent and the Banks in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to any Company for any act or failure to act, except for the Agent's own gross negligence or willful misconduct.

         14. Remedies. If an Event of Default shall have occurred and be continuing, the Agent may, without notice to or demand upon the Companies, declare this Agreement to be in default, and the Agent shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to take possession of the Collateral, and for that purpose the Agent may, so far as the Companies can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Agent may in its discretion require the Companies to assemble all or any part of the Collateral at such location or locations within the state of the Companies' principal offices or at such other locations as the Agent may designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Agent shall give to the Companies at least five Business Days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Companies hereby acknowledge that five Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, the Companies waive any and all rights that they may have to a judicial hearing in advance of the enforcement of any of the Agent's rights hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. To the extent that any of the Obligations are to be paid or performed by a person other than any Company, each of the Companies waives and agrees not to assert any rights or privileges which it may have under ss.9-112 of the Uniform Commercial Code of the Commonwealth of Massachusetts.

         15. No Waiver, etc. Each of the Companies waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both the Obligations and the Collateral, each of the Companies assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Agent may deem advisable. The Agent shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in ss.9.2. The Agent shall not be deemed to have waived any of its rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent with the consent of the Majority Banks. No delay or omission on the part of the Agent in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. All rights and remedies of the Agent with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Agent deems expedient.

         16. Marshalling. Neither the Agent nor any Bank shall be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights of the Agent hereunder and of the Agent or any Bank in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each of the Companies hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Agent's rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each of the Companies hereby irrevocably waives the benefits of all such laws.

         17. Proceeds of Dispositions; Expenses. The Companies shall pay to the Agent on demand any and all expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Agent in protecting, preserving or enforcing the Agent's rights under or in respect of any of the Obligations or any of the Collateral. After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Credit Agreement, proper allowance and provision being made for any Obligations not then due. Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts, any excess shall be returned to the Companies, and the Companies shall remain liable for any deficiency in the payment of the Obligations.

         18. Overdue Amounts. Until paid, all amounts due and payable by the Companies hereunder shall be a debt secured by the Collateral and shall bear, whether before or after judgment, interest at the rate of interest for overdue principal set forth in the Credit Agreement.

         19. Governing Law; Consent to Jurisdiction. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS. Each of the Companies agrees that any suit for the enforcement of this Agreement may be brought in the courts of the Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Companies by mail at the address specified in ss.21 of the Credit Agreement. Each of the Companies hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

         20. Waiver of Jury Trial. EACH OF THE COMPANIES WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS. Except as prohibited by law, each of the Companies waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Companies (a) certifies that neither the Agent or any Bank nor any representative, agent or attorney of the Agent or any Bank has represented, expressly or otherwise, that the Agent or any Bank would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that, in entering into the Credit Agreement and the other Loan Documents to which the Agent or any Bank is a party, the Agent and the Banks are relying upon, among other things, the waivers and certifications contained in this ss.20.

         21. Miscellaneous. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon each of the Companies and its respective successors and assigns, and shall inure to the benefit of the Agent, the Banks and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. Each of the Companies acknowledges receipt of a copy of this Agreement.

         IN WITNESS WHEREOF, intending to be legally bound, each of the Companies has caused this Agreement to be duly executed as of the date first above written.

                                         MORGAN DRIVE AWAY, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


                                         TDI, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


                                         THE MORGAN GROUP, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO

                                         MORGAN FINANCE, INC.


                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO

                                        MDA CORP.


                                         By: /s/ John A. Anderson
                                                Name: President
                                                Title: President

                                         TRANSPORT SERVICES UNLIMITED, INC.



                                         By: /s/ Dennis R. Duerksen
                                                Name: Dennis R. Duerksen
                                                Title: CFO


Accepted:

BANKBOSTON, N.A., individually
    and as Agent



By: /s/ Katherine A. Brand
       Katherine A. Brand
       Vice President

                          CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF INDIANA.......................................)
                                                                       )  ss.
COUNTY OF ELKHART......................................................)

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 28TH day of January, 1999, personally appeared Dennis R. Duerksen to me known personally, and who, being by me duly sworn, deposes and says that he is the Chief Financial Officer of The Morgan Group, Inc., Morgan Drive Away, Inc., TDI, Inc., Interstate Indemnity Company, Morgan Finance, Inc., and Transport Services Unlimited, Inc., and that said instrument was signed and sealed on behalf of said corporations by authority of their respective Board of Directors, and said Dennis R. Duerksen acknowledged said instrument to be the free act and deed of said corporations.



                                             Donna J. Miller
                                             Notary Public
                                             My commission expires: 10-14-2000




                                      CERTIFICATE OF ACKNOWLEDGMENT

COMMONWEALTH OR STATE OF OREGON........................................)
                                                                       )  ss.
COUNTY OF MULTNOMAH....................................................)

     Before me, the undersigned, a Notary Public in and for the county aforesaid, on this 27TH day of January, 1999, personally appeared John A. Anderson to me known personally, and who, being by me duly sworn, deposes and says that he is the President of MDA Corp., and that said instrument was signed and sealed on behalf of said corporations by authority of their respective Board of Directors, and said John A. Anderson acknowledged said instrument to be the free act and deed of said corporations.



                                                 Diane L. McLaughlin
                                                 Notary Public
                                                 My commission expires: 5-4-2001